Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:
July 18, 2002	Media:	Grant Ringel
Dorothy Bracken
888-831-7250
Analysts:	Don Gaines
(425)462-3870

Puget Energy reports second-quarter 2002 results

     Bellevue, Wash. (July 18, 2002) — Puget Energy (NYSE: PSD) today reported 2002 second-quarter income for common stock of $29.4 million, or 34 cents per share, exceeding analysts’ expectations of 20-to-23 cents per share for the quarter.

     “Higher utility energy margins coupled with our steadfast employee efforts to manage utility costs have contributed to Puget Energy performing beyond expectations in the second quarter,” said Puget Energy President and CEO Stephen P. Reynolds. “Energy margins were helped by cooler temperatures that increased utility-customer energy consumption and by a return to normal hydroelectric conditions.”

     The second quarter’s results are compared to $17.4 million, or 20 cents per share in the same period a year ago. Twelve-month income for common stock for the period ended June 30, 2002 was $64.8 million, or 74 cents per share, compared to income of $171.3 million, or $1.99 per share, in the year-ago period. Twelve-month results include a nine-month under-recovery of net power costs for the company’s Puget Sound Energy (PSE) utility subsidiary; and an interim increase in electric rates that recovered net power costs in second quarter 2002.

     “In the second quarter, a $25 million interim increase in electric revenues allowed our utility to recoup increased power-supply costs, which has been a very positive step towards improving the company’s financial integrity,” said Reynolds.

     “Going forward, on July 1, electric customer rates increased 4.6 percent, following state regulatory approval of a settlement agreement in PSE’s electric-rate case,” Reynolds added. “The agreement includes a power cost adjustment mechanism that would be applied when PSE’s costs to provide customers’ electricity exceed a certain threshold.

     “The successful conclusion of the electric-rate settlement, and the expected late-summer Reynolds added “In the second quarter, InfrastruX contributed 3 cents per share.”

     “We remain comfortable with the earnings guidance we’ve previously communicated for Puget Energy for calendar 2002 and 2003,” said Reynolds.

Highlights from the second quarter

  Improved energy margins for PSE resulted primarily from increased natural gas and electricity sales from cooler weather coupled with greater availability of low-cost hydroelectric generation. In second quarter 2001, margins were affected by a drought that adversely affected hydroelectric production, and by increased costs of purchased electricity and fuel for electric generation.

  Lower operating revenues of $555.0 million, compared to $935.4 million for the second quarter 2001, were primarily due to lower wholesale market prices for electricity and natural gas.

  Utility operations and maintenance expenses increased primarily because of higher operating costs for the company’s Colstrip generating plant.

  A reduction of $4.7 million in federal income tax expense was realized from an Internal Revenue Service refund for taxes in calendar years 1998 and 1999.

  Property sales by PSE’s real-estate subsidiary that initially were expected to be completed in third-quarter 2002 contributed 2 cents per share to second-quarter results.

  InfrastruX Group, which provides construction and maintenance services primarily to gas and electric utilities, acquired its 10th company, Flowers Construction Company, a Texas-based utility contractor. This acquisition brings InfrastruX’s combined annual revenues to more than $320 million.

      Puget Energy will provide more detail on second-quarter results on a conference call for analysts scheduled at 10 a.m. ET (7 a.m. PT) tomorrow, Fri., July 19. The call will be broadcast live through a Web cast at www.pse.com by accessing the Investors section of the Web site. The Web cast will be archived and available for replay following the live call. A tape-recorded replay of the call will be available two hours after completion of the conference on July 19 through midnight (ET) Tue., July 23, 2002 by dialing 1-800-428-6051 and entering the conference identification number at 250100.

Certain statements contained in this news release are “forward-looking statements” within the meaning of the federal securities laws. Although Puget Energy and Puget Sound Energy believe that the expectations reflected in such statements are reasonable, there can be no assurance that the expected results will be achieved. For additional information concerning certain assumptions, risks, and uncertainties involved in the forward-looking statements contained herein, please refer to Puget Energy’s reports on file with the SEC.

PUGET ENERGY — SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts, Unaudited)

Three months ended 06/30[1]	Twelve months ended 06/30
2002	2001[2]	2002	2001[2]
Operating revenues
Electric	$ 330,326	$ 719,694	$ 1,579,817	$ 3,380,549
Gas	144,384	163,013	806,663	776,107
Other	80,277	52,712	244,561	154,274
Total operating revenues	554,987	935,419	2,631,041	4,310,930
Operating expenses
Purchased electricity	142,128	535,277	823,014	2,257,809
Purchased gas	88,520	104,184	509,955	499,333
Electric generation fuel	14,680	63,134	195,747	297,843
Residential exchange	(30,964)	(10,304)	(122,530)	(46,773)
FAS-133 unrealized (gain)/loss	(252)	(41,527)	(7,870)	(15,061)
Utility operations & maintenance	73,630	65,414	278,767	253,443
Other operations & maintenance	62,082	41,470	201,825	124,402
Depreciation & amortization	57,307	52,935	224,732	207,376
Conservation amortization	3,605	1,603	9,058	6,035
Other taxes	54,584	45,306	219,213	216,187
Federal income taxes	12,834	11,856	45,215	128,857
Total operating expenses	478,154	869,348	2,377,126	3,929,451

Operating income	76,833	66,071	253,915	381,479
Other income (net of tax)	3,441	1,568	14,840	(2,697)
Income before interest charges & minority interest	80,274	67,639	268,755	378,782
Interest charges	48,682	48,174	195,530	184,000
Minority interest	223	--	302	--
Net income before cumulative effect of accounting change	31,369	19,465	72,923	194,782
FAS-133 transition adjustment loss (net of tax)	--	--	--	14,749
Net Income	31,369	19,465	72,923	180,033
Less preferred stock dividend accruals	1,940	2,085	8,122	8,703
Income for common stock	$ 29,429	$ 17,380	$ 64,801	$ 171,330

Common shares outstanding	87,448	86,303	87,013	85,903

Basic and diluted earnings per common share before cumulative effect of accounting change	$ 0.34	$ 0.20	$ 0.74	$ 2.16
Cumulative effect of accounting change	--	--	--	(0.17)
Basic and diluted earnings per common share[3]	$ 0.34	$ 0.20	$ 0.74	$ 1.99

1 Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
2 Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.
3 Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY1 -- UTILITY OPERATING DATA

Three months ended 06/30	Twelve months ended 06/30
2002	2001[4]	2002	2001[4]
Energy sales revenues ($ in thousands, Unaudited)
Electricity
Residential	$ 148,341	$ 138,321	$ 610,805	$ 601,088
Commercial	127,151	128,373	511,553	524,646
Industrial	21,583	105,439	111,604	423,634
Other retail sales[2]	(3,740)	(24,019)	10,594	22,252
Subtotal, retail sales	293,335	348,114	1,244,556	1,571,620
Transportation	4,477	(15)	10,592	(15)
Sales to other utilities	27,333	377,674	370,067	1,766,315
Other[3]	5,181	(6,079)	(45,398)	42,629
Total electricity sales	330,326	719,694	1,579,817	3,380,549
Gas
Residential	82,174	92,808	487,995	469,997
Commercial	46,360	52,469	250,134	238,687
Industrial	10,066	12,602	45,654	45,575
Subtotal, retail sales	138,600	157,879	783,783	754,259
Transportation	3,025	2,597	12,315	11,422
Other	2,759	2,537	10,565	10,426
Total gas sales	144,384	163,013	806,663	776,107
Total gas sales revenue	$ 474,710	$ 882,707	$ 2,386,480	$ 4,156,656

Energy sales volumes Electricity (in mWh)
Residential	2,302,267	2,224,645	9,718,567	9,734,832
Commercial	1,883,185	1,963,621	7,836,074	7,980,282
Industrial	349,139	713,987	1,782,708	3,553,456
Other[2]	(150,211)	(226,024)	129,833	(101,694)
Subtotal, retail sales	4,384,380	4,676,229	19,467,182	21,166,876
Transportation	516,882	--	1,378,818	--
Sales to other utilities	1,436,526	2,024,045	6,430,509	13,760,927
Total mWh	6,337,788	6,700,274	27,276,509	34,927,803
Gas (in 000's of therms)
Residential	86,751	87,913	516,644	513,493
Commercial	58,533	58,856	302,063	298,865
Industrial	13,261	13,886	56,080	60,732
Transportation	49,013	44,181	198,802	189,121
Total gas volumes	207,558	204,836	1,073,589	1,062,211
Customers served[5] Electricity
Residential	839,979	825,223	834,012	818,536
Commercial	102,801	99,576	101,093	99,400
Industrial	3,920	4,024	3,964	4,054
Other	1,908	1,754	1,849	1,632
Transportation	15	--	15	--
Total electricity customer	948,623	930,577	940,933	923,622
Gas
Residential	563,909	548,247	556,411	540,869
Commercial	46,457	46,831	46,662	46,151
Industrial	2,774	2,836	2,804	2,903
Transportation	124	112	112	107
Total gas customer	613,264	598,026	605,989	590,030

Weather
Actual heating degree days	994	1,034	5,069	5,074
Normal	925	925	4,908	4,908

1 Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.
2 Includes change in unbilled revenues.
3 Includes Conservation Trust collection and sales of non-core gas supply to generators.
4 Certain items previously reported have been reclassified to conform with current year presentations.
5 Quarterly data represents average served during June; 12-month data represents average for the 12 months ended.

PUGET ENERGY -- SEGMENT RESULTS
(In thousands, Unaudited)

Three months ended 06/30/02	Puget Sound Energy	InfrastruX	Other[1]	Puget Energy Total

Revenues	$ 474,710	$ 76,121	$ 4,156	$ 554,987
Depreciation and amortization	54,000	3,253	54	57,307
Federal income tax	9,538	1,824	1,472	12,834
Operating income	70,547	4,177	2,109	76,833
Interest charges, net of AFUDC	47,340	1,342	--	48,682
Net income	26,662	2,598	2,109	31,369
Total assets	5,039,624	317,212	125,600	5,482,436

Total assets at 12/31/01	5,178,601	229,125	139,251	5,546,977

Three months ended 06/30/01
Revenues	$ 882,707	$ 45,469	$ 7,243	$ 935,419
Depreciation and amortization	51,513	1,418	4	52,935
Federal income tax	8,954	1,654	1,248	11,856
Operating income	59,211	4,480	2,380	66,071
Interest charges, net of AFUDC	46,731	1,336	107	48,174
Net income	14,956	2,228	2,281	19,465

Twelve months ended 06/30/02
Revenues	$ 2,386,480	$ 236,660	$ 7,901	$ 2,631,041
Depreciation and amortization	213,382	11,284	66	224,732
Federal income tax	38,879	3,595	2,741	45,215
Operating income	241,735	9,940	2,240	253,915
Interest charges, net of AFUDC	190,860	4,609	61	195,530
Net income	57,042	4,381	11,500	72,923

Twelve months ended 06/30/01
Revenues	$ 4,156,656	$ 119,007	$ 35,267	$ 4,310,930
Depreciation and amortization	202,031	5,329	16	207,376
Federal income tax	120,721	1,527	6,609	128,857
Operating income	360,969	5,790	14,720	381,479
Interest charges, net of AFUDC	181,330	1,633	1,037	184,000
Net income	176,625	1,118	2,290	180,033

1 Includes the non-regulated subsidiaries of Puget Sound Energy, principally Puget Western, Inc., a real estate company and miscellaneous holding company expenses.